Fourth Quarter 2024 Earnings Conference Call January 16, 2025 Exhibit 99.1

Regarding Forward-Looking and non-GAAP Financial Information Our earnings conference call presentation is not intended as a full business or financial review and should be viewed in the context of all of the information made available by PNC in its SEC filings and on our corporate website. The presentation contains forward-looking statements regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting PNC and its future business and operations, including sustainability strategy. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. The forward-looking statements in this presentation are qualified by the factors affecting forward-looking statements identified in the more detailed Cautionary Statement included in the Appendix. We provide greater detail regarding these as well as other factors in our 2023 Form 10-K, our subsequent Form 10-Qs, and our other subsequent SEC filings. Our forward-looking statements may also be subject to risks and uncertainties including those we may discuss in this presentation or in our SEC filings. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements in this presentation speak only as of the date of this presentation. We do not assume any duty and do not undertake any obligation to update those statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. We include non-GAAP financial information in this presentation. Reconciliations for such financial information may be found in our presentation, in these slides, including the Appendix, in other materials on our corporate website, and in our SEC filings. This information supplements our results as reported in accordance with GAAP and should not be viewed in isolation from, or as a substitute for, our GAAP results. We believe that this information and the related reconciliations may be useful to investors, analysts, regulators and others to help understand and evaluate our financial results, and with respect to adjusted metrics, because we believe they better reflect the ongoing financial results and trends of our businesses and increase comparability of period-to-period results. We may also use annualized, pro forma, estimated or third party numbers for illustrative or comparative purposes only. These may not reflect actual results. References to our corporate website are to www.pnc.com under “About Us - Investor Relations.” Our SEC filings are available both on our corporate website and on the SEC’s website at www.sec.gov. We include web addresses here as inactive textual references only. Information on these websites is not part of this presentation. 2 Cautionary Statement

• Grew customers and deepened relationships • Executed on organic growth opportunities across our franchise • Generated record revenue • Expenses well-controlled; Generated positive operating leverage • Strong credit quality; CRE adequately reserved • Increased capital position 3 Delivered Solid Full Year 2024 Results $6.0 billion Net Income $13.74 Diluted Earnings per Share (EPS) +6% Noninterest Income Growth +12% Increase to Tangible Book Value per Share 10.5% Basel III CET1 Capital Ratio – Tangible book value per common share (non-GAAP) – See Reconciliation in the Appendix. – Basel III common equity Tier (CET) 1 capital ratio – 12/31/24 ratio as used in this presentation is estimated. Details of the calculation are in the financial highlights section of the earnings release.

4 Increased Deposits and Grew Capital 4Q24 vs. 3Q24 4Q24 vs. 4Q23 Average balances, $ billions 4Q24 $ Change % Change $ Change % Change Total loans $319.1 $(0.5) – $(5.5) (2)% Investment securities $143.9 $1.5 1% $6.5 5% Federal Reserve Bank (FRB) balances $37.5 $(7.4) (16)% $(4.7) (11)% Deposits $425.3 $3.1 1% $1.3 – Borrowed funds $67.2 $(8.9) (12)% $(5.7) (8)% Common shareholders’ equity $48.5 $0.8 2% $5.9 14% Period end 12/31/24 9/30/24 LQ 12/31/23 YoY Basel III CET1 capital ratio 10.5% 10.3% 20 bps 9.9% 60 bps AOCI ($ billions) $(6.6) $(5.1) $(1.5) $(7.7) $1.1 Tangible book value per common share (TBV) (non-GAAP) $95.33 $96.98 (2)% $85.08 12% – AOCI represents accumulated other comprehensive income (loss). – Tangible book value per common share (non-GAAP) – See Reconciliation in the Appendix. – YoY represents year-over-year. LQ represents linked quarter. – Totals may not sum due to rounding.

5 Loans Stable, Impacted by Low Utilization $102 $101 $100 $223 $219 $219 $325 $320 $319 5.94% 6.13% 5.87% 4Q23 3Q24 4Q24 Consumer Commercial Total Loan Yield Av er ag e ba la nc es , $ b ill io ns Average Consolidated Loan Balances – YoY represents year-over-year. LQ represents linked quarter. – Historical average utilization represents average C&IB loan commitment utilization from 1Q15 to 1Q20. Consumer Loans stable LQ and (2)% YoY Total Loan Yield declined 26 bps LQ C&IB Utilization Remains Low ~55% 51.7% 50.7% 50.4% Historical Average 4Q23 3Q24 4Q24 Av er ag e ut ili za tio n Commercial Loans stable LQ and (2)% YoY

Well-Positioned Securities and Swaps Portfolios

Investment Securities

Estimated duration of 3.4 years



$137
$144
2.59%
3.17%
Average balances, $ billions
4Q23
4Q24
HTM
AFS – Fixed
AFS – Floating
Investment Securities Yield

Receive Fixed Swaps

Duration of 2.36 years



$33
$31
1.97%
$50
$13
$37
3.22%
Spot notional, $ billions
12/31/23
12/31/24
Active
Forward Starting
Receive Fixed Rate on Active Swaps

Highlights

NII benefit from fixed rate asset repricing:

- Investment Securities:
  - Yield increased 9 bps LQ and 58 bps YoY
  - $24 billion of runoff in 2024 at a weighted average yield of 1.68%
- Receive Fixed Swaps:
  - Receive fixed rate on active swaps increased 14 bps LQ and 125 bps YoY

Managing interest rate sensitivity and repricing risk:

- Floating rate securities provide higher yielding alternative to Fed cash; Manage duration risk, provide flexibility and capital protection
- Leveraging forward starting swaps to lock in higher yields and reduce repricing risk

PNC

- HTM represents held to maturity securities. AFS represents available for sale securities. NII represents net interest income. YoY represents year-over-year. LQ represents linked quarter.
- Average AFS – Fixed and AFS – Floating balances approximated based on relative weighting of period end book value. AFS – Floating include floating AFS securities and AFS securities swapped to floating.
- Securities runoff includes scheduled principal payments, contractual maturities, prepayments and securities sales of fixed-rate securities.
- As of 12/31/24, the receive fixed rate on forward starting swaps was 4.09% and the receive fixed rate on the total swap portfolio, including active and forward starting swaps, was 3.45%.

6

7 Strong and Stable Deposit Base $105 $99 $96 $96 $96 $319 $321 $321 $326 $329 $424 $420 $417 $422 $425 2.48% 2.60% 2.61% 2.72% 2.43% 4Q23 1Q24 2Q24 3Q24 4Q24 Consolidated Average Deposit Balances – IB Deposits represent interest-bearing deposits, and NIB Deposits represent noninterest-bearing deposits. – YoY represents year-over-year. LQ represents linked quarter. – Cumulative deposit beta is calculated as the change in deposit rate paid on total interest-bearing deposits divided by the change in the upper level of the average stated Federal Funds rate range since August 2024, the start of the current easing rate cycle. IB DepositsNIB Deposits Average Rate Paid on IB Deposits Rate paid on IB deposits declined 29 bps LQ: – Cumulative deposit beta of 47% as of December 2024 Total Deposits increased 1% LQ: – Primarily driven by growth in interest- bearing commercial deposits Deposit Base Highlights NIB balances stable LQ: – NIB deposits were 23% of total deposits, stable LQ Av er ag e ba la nc es , $ b ill io ns

Full Year Record Revenue and Positive Operating Leverage

	Quarter			Full Year	
Income statement, $ millions except EPS	**4Q24**	**LQ**	**YoY**	**2024**	**YoY**
Net interest income	$3,523	3%	4%	$13,499	(3)%
Fee income (non-GAAP)	1,869	(4)%	3%	7,345	6%
Other noninterest income	175	154%	27%	711	15%
Noninterest income	$2,044	1%	4%	$8,056	6%
Total revenue	$5,567	2%	4%	$21,555	–
Noninterest expense	3,506	5%	(14)%	13,524	(3)%
Pretax, pre-provision earnings (non-GAAP)	$2,061	(2)%	60%	$8,031	7%
Provision for credit losses	156	(36)%	(33)%	789	6%
Income taxes	278	(22)%	62%	1,289	18%
Net income	$1,627	8%	84%	$5,953	5%
Diluted EPS	**$3.77**	8%	104%	**$13.74**	7%
Key metrics	**4Q24**	**3Q24**	**4Q23**	**2024**	**2023**
Noninterest income to total revenue	37%	37%	37%	37%	35%
Net interest margin (non-GAAP)	2.75%	2.64%	2.66%	2.66%	2.76%

Noninterest expense 3,506: Includes $79 million of pre-tax net non-core expenses ($62 million tax affected)

Income taxes 278: Includes $60 million in tax benefits

PNC

- 4Q24 non-core noninterest expenses include the pre-tax impact of asset impairment expenses ($97 million) and reduction to the FDIC special assessment ($(18) million) for a pre-tax net impact of $79 million.
- Pretax, pre-provision earnings (non-GAAP) – See Reconciliation in Appendix.
- Fee income (non-GAAP) – See Reconciliation in Appendix.
- Net interest margin is calculated using taxable-equivalent net interest income, a non-GAAP measure, see Reconciliation in the Appendix.
- YoY represents year-over-year. LQ represents linked quarter.

8

9 LQ Revenue Growth Driven by Higher NII $3,403 $3,410 $3,523 $1,958 $2,022 $2,044 $5,361 $5,432 $5,567 2.66% 2.64% 2.75% 4Q23 3Q24 4Q24 Net Interest Margin Net Interest Income Noninterest Income Details of Revenue Quarter Full Year $ millions 4Q24 LQ YoY 2024 YoY Net interest income $3,523 3% 4% $13,499 (3)% Asset management and brokerage $374 (2)% 4% $1,485 5% Capital markets and advisory 348 (6)% 13% 1,250 31% Card and cash management 695 – 1% 2,770 1% Lending and deposit services 330 3% 5% 1,259 2% Residential and commercial mortgage 122 (33)% (18)% 581 (7)% Fee income (non-GAAP) $1,869 (4)% 3% $7,345 6% Other noninterest income 175 154% 27% 711 15% Noninterest income $2,044 1% 4% $8,056 6% Total revenue $5,567 2% 4% $21,555 – Total Revenue $ m ill io ns – NII represents net interest income. – Fee income (non-GAAP) – See Reconciliation in Appendix. – YoY represents year-over-year. LQ represents linked quarter.

$3,409 $3,327 $3,427 $4,074 $3,506 4Q23 3Q24 4Q24 10 Well-Controlled Noninterest Expense Noninterest Expense Details of Noninterest Expense Quarter Full Year $ millions 4Q24 LQ YoY 2024 YoY Personnel $1,857 (1)% (6)% $7,302 (2)% Occupancy 240 3% (1)% 954 (3)% Equipment 473 32% 30% 1,527 8% Marketing 112 20% 51% 362 3% Other 824 6% (42)% 3,379 (12)% Total noninterest expense $3,506 5% (14)% $13,524 (3)% Non-core noninterest expense 79 n/m (88)% 329 (51)% Core noninterest expense (non-GAAP) $3,427 3% 1% $13,195 (1)% $ m ill io ns – Non-core noninterest expense represents the pre-tax impact of the FDIC special assessment ($515 million in 4Q23, $130 million in 1Q24, and $(18) million reduction to FDIC special assessment in 4Q24), asset impairment expenses recorded in 4Q24 ($97 million), the foundation contribution expense incurred in 2Q24 ($120 million) and the workforce reduction charges incurred in 4Q23 ($150 million). – Core noninterest expense (non-GAAP) – See reconciliation in the appendix. – YoY represents year-over-year. LQ represents linked quarter. Core noninterest expense Non-core noninterest expense

Credit Quality

Nonperforming Loans (NPLs)



NPLs, ex. CRE
CRE NPLs
$ millions
$2,180
$735
$1,445
$2,380
$923
$1,457
$2,503
$928
$1,575
$2,578
$993
$1,585
$2,326
$919
$1,407
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24

Credit Quality Metrics

	4Q23	1Q24	2Q24	3Q24	4Q24
NPLs / Total Loans (Period end)	0.68%	0.74%	0.78%	0.80%	**0.73%**
Delinquencies / Total Loans (Period end)	0.43%	0.40%	0.40%	0.40%	**0.44%**
NCOs / Average Loans	0.24%	0.30%	0.33%	0.36%	**0.31%**
Allowance for Credit Losses to Total Loans	1.70%	1.68%	1.67%	1.65%	**1.64%**

Delinquencies



Commercial
Consumer
$1,384
$1,094
$290
$1,275
$997
$278
$1,272
$1,002
$270
$1,275
$989
$286
$1,382
$1,012
$370
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24

Net Loan Charge-Offs (NCOs)



NCOs, ex. CRE
CRE NCOs
$200
$243
$262
$286
$250
4Q23
1Q24
2Q24
3Q24
4Q24

PNC

- NPLs, ex. CRE represent nonperforming loans excluding commercial real estate nonperforming loans. CRE NPLs represent commercial real estate nonperforming loans.
- NCOs / Average Loans represent annualized net loan charge-offs (NCOs) to average loans for the three months ended.
- Delinquencies represent accruing loans past due 30 days or more. Delinquencies to Total Loans represent delinquencies divided by period end loans.
- NCOs, ex. CRE represent NCOs excluding commercial real estate NCOs. CRE NCOs represent commercial real estate NCOs.

11

$54 $50 $106 $95 $62 4Q23 1Q24 2Q24 3Q24 4Q24 12 Credit Quality – Office Commercial Real Estate (CRE) $8.0 $7.8 $7.5 $7.2 $6.7 8.7% 9.7% 10.3% 11.3% 13.3% 12/31/23 3/31/24 6/30/24 9/30/24 12/31/24 Non-Criticized Criticized, Accrual Criticized, NPL Reserves / Loans Office CRE Loan Balances $ bi lli on s Multi-Tenant Office CRE Portfolio – NPL represents Nonperforming Loans. – Criticized, Accrual loans represent loans that are designated as criticized, but still accruing. Criticized, NPL loans represent loans that are designated as criticized and nonperforming. – Criticized ratio represents criticized loans / total loans. Office CRE Net Loan Charge-Offs $ m ill io ns Multi- Tenant All Other Office $6.7 billion Criticized Ratio: 53.0% NPL / Loans: 22.7% Reserves / Loans: 19.9% Multi-Tenant loans represent 54% of total office portfolio

Full Year 2025 Compared to Full Year 2024

$ millions; except loans, $ billions	2024	2025 Guidance
Average loans	$319.8	Stable
Spot Loans	$316.5	Up 2% – 3%
Net interest income	$13,499	Up 6% – 7%
Noninterest income	$8,056	Up ~5%
Total revenue	$21,555	Up ~6%
Noninterest expense	$13,524	Up ~1%
Effective Tax Rate	17.8%	~19%

PNC

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Average loans, spot loans, net interest income, noninterest income, total revenue and noninterest expense outlooks represent estimated percentage change for 2025 compared to the respective 2024 figures presented in the table above.
- The 2025 guidance range for total revenue and noninterest income does not forecast net securities gains or losses and activities related to Visa Class B common shares.

13

First Quarter 2025 Compared to Fourth Quarter 2024

$ millions; except loans, $ billions	4Q24	1Q25 Guidance
Average loans	$319.1	Down ~1%
Net interest income	$3,523	Down 2% – 3%
Fee income (non-GAAP)	$1,869	Stable
Other noninterest income	$175	$150 – $200
Total revenue	$5,567	Down 1% – 2%
Noninterest expense	$3,506	Down 2% – 3%
Net charge-offs	$250	~$300

- Refer to Cautionary Statement in the Appendix, including economic and other assumptions. Does not take into account impact of potential legal and regulatory contingencies.
- Average loans, net interest income, fee income, total revenue and noninterest expense outlooks represent estimated percentage change for 1Q25 compared to the respective 4Q24 figures presented in the table above.
- Fee income (non-GAAP) – See Reconciliation in Appendix.
- The 1Q25 guidance range for total revenue and other noninterest income does not forecast net securities gains or losses and activities related to Visa Class B common shares.

PNC

14

Appendix: Cautionary Statement 15 Regarding Forward-Looking Information We make statements in this presentation, and we may from time to time make other statements, regarding our outlook for financial performance, such as earnings, revenues, expenses, tax rates, capital and liquidity levels and ratios, asset levels, asset quality, financial position, and other matters regarding or affecting us and our future business and operations, including our sustainability strategy, that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “plan,” “expect,” “anticipate,” “see,” “look,” “intend,” “outlook,” “project,” “forecast,” “estimate,” “goal,” “will,” “should” and other similar words and expressions. Forward-looking statements are necessarily subject to numerous assumptions, risks and uncertainties, which change over time. Future events or circumstances may change our outlook and may also affect the nature of the assumptions, risks and uncertainties to which our forward-looking statements are subject. Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake any obligation to update forward-looking statements. Actual results or future events could differ, possibly materially, from those anticipated in forward-looking statements, as well as from historical performance. As a result, we caution against placing undue reliance on any forward-looking statements. Our forward-looking statements are subject to the following principal risks and uncertainties. • Our businesses, financial results and balance sheet values are affected by business and economic conditions, including: − Changes in interest rates and valuations in debt, equity and other financial markets, − Disruptions in the U.S. and global financial markets, − Actions by the Federal Reserve Board, U.S. Treasury and other government agencies, including those that impact money supply, market interest rates and inflation, − Changes in customer behavior due to changing business and economic conditions or legislative or regulatory initiatives, − Changes in customers', suppliers' and other counterparties' performance and creditworthiness, − Impacts of sanctions, tariffs and other trade policies of the U.S. and its global trading partners, − Impacts of changes in federal, state and local governmental policy, including on the regulatory landscape, capital markets, taxes, infrastructure spending and social programs, − Our ability to attract, recruit and retain skilled employees, and − Commodity price volatility.

Appendix: Cautionary Statement 16 Regarding Forward-Looking Information • Our forward-looking financial statements are subject to the risk that economic and financial market conditions will be substantially different than those we are currently expecting. These statements are based on our views that: − The labor market remains strong, and job and income gains will continue to support consumer spending growth in the near term. PNC’s baseline forecast is for continued expansion, but slower economic growth in 2025 than in 2024. High interest rates remain a drag on the economy, consumer spending growth will slow to a pace more consistent with household income growth, and government’s contribution to economic growth will be smaller. − Real GDP growth this year and next will be close to trend at around 2%, and the unemployment rate will remain somewhat above 4% throughout 2025 and into 2026. Inflation will continue to gradually ease as wage pressures abate, but with anticipated higher tariffs, inflation will remain above the Federal Reserve’s 2% objective throughout 2025 − With slowing inflation, PNC expects two additional federal funds rate cuts of 25 basis points each in the first half of 2025, one in March and one in June. The federal funds rate will be in a range between 3.75% and 4.00% at mid-year, and remain in that range into 2026. • PNC's ability to take certain capital actions, including returning capital to shareholders, is subject to PNC meeting or exceeding minimum capital levels, including a stress capital buffer established by the Federal Reserve Board in connection with the Federal Reserve Board's Comprehensive Capital Analysis and Review (CCAR) process. • PNC's regulatory capital ratios in the future will depend on, among other things, PNC's financial performance, the scope and terms of final capital regulations then in effect and management actions affecting the composition of PNC's balance sheet. In addition, PNC's ability to determine, evaluate and forecast regulatory capital ratios, and to take actions (such as capital distributions) based on actual or forecasted capital ratios, will be dependent at least in part on the development, validation and regulatory review of related models and the reliability of and risks resulting from extensive use of such models. • Legal and regulatory developments could have an impact on our ability to operate our businesses, financial condition, results of operations, competitive position, reputation, or pursuit of attractive acquisition opportunities. Reputational impacts could affect matters such as business generation and retention, liquidity, funding, and ability to attract and retain employees. These developments could include: − Changes to laws and regulations, including changes affecting oversight of the financial services industry, changes in the enforcement and interpretation of such laws and regulations, and changes in accounting and reporting standards. − Unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries resulting in monetary losses, costs, or alterations in our business practices, and potentially causing reputational harm to PNC. − Results of the regulatory examination and supervision process, including our failure to satisfy requirements of agreements with governmental agencies. − Costs associated with obtaining rights in intellectual property claimed by others and of adequacy of our intellectual property protection in general.

Appendix: Cautionary Statement 17 Regarding Forward-Looking Information • Business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through effective use of systems and controls, third-party insurance, derivatives, and capital management techniques, and to meet evolving regulatory capital and liquidity standards. • Our reputation and business and operating results may be affected by our ability to appropriately meet or address environmental, social or governance targets, goals, commitments or concerns that may arise. • We grow our business in part through acquisitions and new strategic initiatives. Risks and uncertainties include those presented by the nature of the business acquired and strategic initiative, including in some cases those associated with our entry into new businesses or new geographic or other markets and risks resulting from our inexperience in those new areas, as well as risks and uncertainties related to the acquisition transactions themselves, regulatory issues, the integration of the acquired businesses into PNC after closing or any failure to execute strategic or operational plans. • Competition can have an impact on customer acquisition, growth and retention and on credit spreads and product pricing, which can affect market share, deposits and revenues. Our ability to anticipate and respond to technological changes can also impact our ability to respond to customer needs and meet competitive demands. • Business and operating results can also be affected by widespread manmade, natural and other disasters (including severe weather events), health emergencies, dislocations, geopolitical instabilities or events, terrorist activities, system failures or disruptions, security breaches, cyberattacks, international hostilities, or other extraordinary events beyond PNC's control through impacts on the economy and financial markets generally or on us or our counterparties, customers or third-party vendors and service providers specifically. We provide greater detail regarding these as well as other factors in our 2023 Form 10-K and in our subsequent Form 10-Qs, including in the Risk Factors and Risk Management sections and the Legal Proceedings and Commitments Notes of the Notes To Consolidated Financial Statements in those reports, and in our other subsequent SEC filings. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss elsewhere in this news release or in our SEC filings, accessible on the SEC's website at www.sec.gov and on our corporate website at www.pnc.com/secfilings. We have included these web addresses as inactive textual references only. Information on these websites is not part of this document.

$(4.9) $(6.4) $(5.0) $(4.1) 9/30/24 12/31/24 12/31/25 12/31/26 Securities AOCI Swap AOCI Securities + Swap AOCI 18 Appendix: Securities and Swap Runoff and AOCI Accretion – Cumulative projected runoff and AOCI accretion are calculated along market implied forward interest rates as of 12/31/24, and captures scheduled principal payments, contractual maturities, and projected prepayments using internally validated models / assumptions. This represents our portfolio as of 12/31/24 and does not reflect future changes in composition of the securities portfolio. – AOCI of negative $4.9 billion as of 9/30/24 and negative $6.4 billion as of 12/31/24 represents AOCI related to ASC 320 Investments – Debt Securities and ASC 815 Derivatives and Hedging but excludes approximately negative $150 million as of 12/31/24 and negative $170 million as of 9/30/24 of AOCI related to ASC 715 Compensation – Retirement Benefits and ASC 830 Foreign Currency Matters. (4)% (7)% (10)% (13)% (17)% (21)% (26)% (28)% $(60) $(50) $(40) $(30) $(20) $(10) $- 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 Securities Receive Fixed Swaps $ bi lli on s Cumulative Projected Runoff 28% of securities and swap portfolio maturing through 2026 Securities and Swap AOCI Accretion 36% of securities and swap AOCI to accrete back through 2026 $ bi lli on s ProjectedHistorical 36% Burn Down

Appendix: CRE Portfolio Represents 11% of Total Loans 19 Commercial Real Estate 11% Total $316.5 Billion Total Loans as of 12/31/24 PNC’s Commercial Real Estate (CRE) Portfolio $ billions 12/31/24 % of Total Loans Multifamily $16.1 5.1% Office 6.7 2.1% Industrial / Warehouse 3.9 1.2% Retail 2.1 0.7% Seniors Housing 1.7 0.5% Hotel / Motel 1.6 0.5% Mixed Use 0.3 0.1% Other 1.2 0.4% Total $33.6 10.6%

Appendix: Multifamily CRE Portfolio 20 Garden 49% Midrise 31% High Rise 8% Student 4% Other 8% CRE Multifamily Loans as of 12/31/24 Total $16.1 Billion – Totals may not sum due to rounding. – Average Loan Commitment for PNC Real Estate. – NCOs / Average loans represents net loan charge-offs to average loans for the last twelve-month period. – Delinquencies represent accruing loans past due 30 days or more. – NPL represents Nonperforming Loans. Key Multifamily Portfolio Metrics: Conservative Underwriting Methodology $ millions 12/31/24 9/30/24 Total Loans ($ billions) $16.1 $16.7 Avg. Loan Commitment $29 $30 Reserves / Loans 2.8% 2.8% NCOs / Average Loans 0.0% 0.0% Delinquencies / Loans 0.0% 0.0% NPL / Loans 0.3% 0.3% Criticized Loans / Loans 15.8% 15.4% Geographic Diversification by Metropolitan Statistical Area $ billions 12/31/24 Miami, FL $1.1 Phoenix, AZ 1.0 Dallas, TX 0.9 New York, NY 0.8 Washington, DC 0.7 Las Vegas, NV 0.7 Houston, TX 0.6 Los Angeles, CA 0.6 San Diego, CA 0.5 Chicago, IL 0.5 Other 8.9 Total $16.1

Appendix: Office CRE Portfolio 21 – Average Loan Commitment for PNC Real Estate. – NCOs / Average loans represents net loan charge-offs to average loans for the last twelve-month period. – Delinquencies represent accruing loans past due 30 days or more. – NPL represents Nonperforming Loans. Multi- Tenant 54% Single- Tenant 16% Medical 17% Government 12% Other 1% $6.7 billion Suburban 41% Central Business District 29% Medical 17% Diversified 10% Other 3% $6.7 billion Tenant Classification Market Type Key Office Portfolio Metrics: Conservative Underwriting Methodology $ millions 12/31/24 9/30/24 Total Loans ($ billions) $6.7 $7.2 Avg. Loan Commitment $34 $34 Reserves / Loans 13.3% 11.3% NCOs / Average Loans 4.2% 3.9% Delinquencies / Loans 0.6% 0.1% NPL / Loans 12.6% 12.5% Criticized Loans / Loans 30.5% 28.9% Geographic Diversification by Metropolitan Statistical Area $ billions 12/31/24 Washington, DC $1.0 Los Angeles, CA 0.9 Dallas, TX 0.4 San Francisco, CA 0.3 New York, NY 0.3 Chicago, IL 0.2 San Diego, CA 0.2 Baltimore, MD 0.2 Boston, MA 0.2 Birmingham, AL 0.2 Other 2.8 Total $6.7

Appendix: Non-GAAP to GAAP Reconciliation

Consolidated CET1 Ratio, including AOCI & Other Fully Phased-In Expanded Risk-Based Approach (ERBA) Impacts, Basel III Endgame Impacts (non-GAAP)

December 31, 2024 (estimated); $ billions	Common Equity Tier 1 Capital
Common stock, related surplus and retained earnings, net of treasury stock	$55.5
Goodwill and disallowed intangibles, net of deferred tax liabilities	(10.9)
All other adjustments	(0.1)
Common equity Tier 1 capital (as Reported)	**$44.5**
Estimated AOCI Adjustments, Basel III Endgame	(5.3)
Common equity Tier 1 capital, including AOCI	**$39.1**
Estimated Additional Impact from Threshold Deductions, Basel III Endgame	–
Common equity Tier 1 capital, Basel III Endgame	**$39.1**

December 31, 2024 (estimated); $ billions	Risk Weighted Assets
Risk-weighted assets (RWA), standardized approach	**$422.1**
Estimated Impacts to RWA from AOCI Adjustments	2.6
Risk-weighted assets, including AOCI	**$424.7**
Additional Net Impacts to RWA from Basel III Endgame	11.8
Risk-weighted Assets, Fully Phased-In ERBA, Basel III Endgame	**$436.6**

Common equity Tier 1 ratio	**10.5%**
Common equity Tier 1 ratio, including AOCI (non-GAAP)	**9.2%**
Common equity Tier 1 ratio, fully phased-in ERBA, Basel III Endgame (non-GAAP)	**9.0%**

Note: Totals may not sum due to rounding. As permitted, PNC has elected to exclude AOCI related to both available for sale securities and pension and other post-retirement plans from CET1 capital. CET1 ratio, including AOCI, is a non-GAAP measure and is calculated based on common equity Tier 1 capital, inclusive of AOCI adjustments, divided by risk-weighted assets, inclusive of AOCI adjustments. AOCI adjustments include ASC 320 Investments – Debt Securities and ASC 815 Derivatives and Hedging, ASC 715 Compensation – Retirement Benefits, as well as changes related to deferred taxes. We believe this non-GAAP measure shows, among other things, the impact of adding back net unrealized gains and subtracting net unrealized losses on AFS / HTM securities and the subsequent impact to our CET1 ratio. CET1 ratio, Basel III Endgame, is a non-GAAP measure and is calculated based on common equity Tier 1 capital, inclusive of AOCI and additional Basel III Endgame adjustments, divided by risk-weighted assets, inclusive of AOCI and additional Basel III Endgame adjustments. Additional Basel III Endgame adjustments include MSR threshold deductions, as well as adjustments related to credit risk, operational risk, credit valuation adjustments, and market risk. We believe this non-GAAP measure shows, among other things, the full impact of the Basel III Endgame NPR and the subsequent impact to our CET1 ratio.

PNC

22

Appendix: Non-GAAP to GAAP Reconciliation 23 We believe this non-GAAP measure to be a useful tool for comparison of operating expenses incurred during the normal course of business. The exclusion of FDIC special assessment costs, workforce reduction charges, Visa shares donated to the PNC Foundation and asset impairment expenses increases comparability across periods, demonstrates the impact of significant items and provides a useful measure for determining PNC’s expenses that are core to our business operations and expected to recur over time. Core Noninterest Expense (non-GAAP) For the three months ended YoY Change For the twelve months ended YoY Change $ millions Dec. 31, 2024 Dec. 31, 2023 $ % Dec. 31, 2024 Dec. 31, 2023 $ % Total noninterest expense $3,506 $4,074 $(568) (14)% $13,524 $14,012 $(488) (3)% Less non-core noninterest expense: 2Q24 PNC Foundation contrib. expense 120 4Q24 Asset impairment 97 97 Workforce reduction charge 150 150 FDIC special assessment (18) 515 112 515 Non-core noninterest expense $79 $665 $329 $665 Core noninterest expense (non-GAAP) $3,427 $3,409 $18 1% $13,195 $13,347 $(152) (1)%

Appendix: Non-GAAP to GAAP Reconciliation 24 We believe that pretax, pre-provision earnings is a useful tool to help evaluate the ability to provide for credit costs through operations and provides an additional basis to compare results between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. Pretax, Pre-Provision Earnings (non-GAAP) For the three months ended For the twelve months ended $ millions Dec. 31, 2024 Sep. 30, 2024 Dec. 31, 2023 Dec. 31, 2024 Dec. 31, 2023 Total revenue $5,567 $5,432 $5,361 $21,555 $21,490 Total noninterest expense 3,506 3,327 4,074 13,524 14,012 Pretax, pre-provision earnings (non-GAAP) $2,061 $2,105 $1,287 $8,031 $7,478

Appendix: Non-GAAP to GAAP Reconciliation 25 Fee income is a non-GAAP measure and is comprised of noninterest income in the following categories: asset management and brokerage, capital markets and advisory, card and cash management, lending and deposit services, and residential and commercial mortgage. We believe this non-GAAP measure serves as a useful tool for comparison of noninterest income related to fees. Fee Income (non-GAAP) For the three months ended For the twelve months ended $ millions Dec. 31, 2024 Sep. 30, 2024 Dec. 31, 2023 Dec. 31, 2024 Dec. 31, 2023 Noninterest income Asset management and brokerage $374 $383 $360 $1,485 $1,412 Capital markets and advisory 348 371 309 1,250 952 Card and cash management 695 698 688 2,770 2,733 Lending and deposit services 330 320 314 1,259 1,233 Residential and commercial mortgage 122 181 149 581 625 Fee income (non-GAAP) $1,869 $1,953 $1,820 $7,345 $6,955 Other income 175 69 138 711 619 Total noninterest income $2,044 $2,022 $1,958 $8,056 $7,574

Appendix: Non-GAAP to GAAP Reconciliation 26 The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest income, we use interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under GAAP. Taxable-equivalent net interest income is only used for calculating net interest margin. Net interest income shown elsewhere in this presentation is GAAP net interest income. Taxable-Equivalent Net Interest Income (non-GAAP) For the three months ended For the twelve months ended $ millions Dec. 31, 2024 Sep. 30, 2024 Dec. 31, 2023 Dec. 31, 2024 Dec. 31, 2023 Net interest income $3,523 $3,410 $3,403 $13,499 $13,916 Taxable-equivalent adjustments 30 33 36 131 147 Net interest income - fully taxable-equivalent (non-GAAP) $3,553 $3,443 $3,439 $13,630 $14,063

Appendix: Non-GAAP to GAAP Reconciliation 27 Tangible book value per common share is a non-GAAP measure and is calculated based on tangible common shareholders’ equity divided by period end common shares outstanding. We believe this non- GAAP measure serves as a useful tool to help evaluate the strength and discipline of a company's capital management strategies and as an additional, conservative measure of total company value. For the three months ended $ millions, except per share data Dec. 31, 2024 Sep. 30, 2024 Dec. 31, 2023 Book value per common share $122.94 $124.56 $112.72 Tangible book value per common share Common shareholders’ equity $48,676 $49,442 $44,864 Goodwill and other intangible assets (11,171) (11,188) (11,244) Deferred tax liabilities on goodwill and other intangible assets 241 240 244 Tangible common shareholders' equity $37,746 $38,494 $33,864 Period end common shares outstanding (in millions) 396 397 398 Tangible book value per common share (non-GAAP) $95.33 $96.98 $85.08 Tangible Book Value per Common Share (non-GAAP)

Appendix: Non-GAAP to GAAP Reconciliation 28 Tangible common equity ratio is a non-GAAP measure and is calculated based on tangible common shareholders’ equity divided by tangible assets. We believe this non-GAAP measure to be a key financial metric in assessing capital adequacy. For the three months ended $ millions Dec. 31, 2024 Sep. 30, 2024 Dec. 31, 2023 Tangible common shareholders’ equity Common shareholders’ equity $48,676 $49,442 $44,864 Goodwill and other intangible assets (11,171) (11,188) (11,244) Deferred tax liabilities on goodwill and other intangible assets 241 240 244 Tangible common shareholders' equity $37,746 $38,494 $33,864 Tangible assets Total assets $560,038 $564,881 $561,580 Goodwill and other intangible assets (11,171) (11,188) (11,244) Deferred tax liabilities on goodwill and other intangible assets 241 240 244 Tangible assets $549,108 $553,933 $550,580 Tangible common equity ratio (non-GAAP) 6.87% 6.95% 6.15% Tangible Common Equity Ratio (non-GAAP)

Appendix: Non-GAAP to GAAP Reconciliation 29 Return on average tangible common equity is a non-GAAP financial measure and is calculated based on annualized net income attributable to common shareholders divided by tangible common equity. We believe that return on average tangible common equity is useful as a tool to help measure and assess a company's use of common equity. Return On Average Tangible Common Equity (non-GAAP) For the three months ended For the twelve months ended $ millions Dec. 31, 2024 Sep. 30, 2024 Dec. 31, 2023 Dec. 31, 2024 Dec. 31, 2023 Return on average common shareholders’ equity 12.38% 11.72% 6.93% 11.92% 12.35% Average common shareholders’ equity $48,473 $47,628 $42,564 $46,369 $41,717 Average goodwill and other intangible assets (11,180) (11,198) (11,323) (11,207) (11,357) Average deferred tax liabilities on goodwill and other intangible assets 241 241 249 241 254 Average tangible common equity $37,534 $36,671 $31,490 $35,403 $30,614 Net income attributable to common shareholders $1,514 $1,406 $744 $5,529 $5,153 Net income attributable to common shareholders, if annualized $6,002 $5,582 $2,951 $5,529 $5,153 Return on average tangible common equity (non-GAAP) 15.99% 15.22% 9.37% 15.62% 16.83%

Appendix: Preferred Dividends 30 The above represents our current estimate for preferred dividends in 2025 for currently outstanding series as of January 16, 2025. This estimate assumes that current preferred stock remains outstanding. Totals may not sum due to rounding. Preferred Dividends For the three months ended For the year ended $ millions Mar. 31, 2025 Jun. 30, 2025 Sep. 30, 2025 Dec. 31, 2025 Dec. 31, 2025 Preferred dividends $71 $84 $71 $84 $309